As of June 30, 2017, the following persons or entities now own more than 25% of a Funds' voting securities.

Person/Entity

VICTORY INTEGRITY MID-CAP VALUE FUND
EDWARD D JONES & CO., L.P.                  57.6%

VICTORY INTEGRITY SMALL/MID-CAP VALUE FUND
EDWARD D JONES & CO., L.P.                  61.0%

MUNDER SMALL CAP GROWTH FUND
BRIAN S MATUSZAK			    29.7%


As of June 30, 2017, the following persons or entities no longer own more than 25% of a Funds' voting security.

Person/Entity


INTEGRITY SMALL/MID-CAP VALUE FUND
MAC & CO.

INTEGRITY SMALL/MID-CAP VALUE FUND
VANGUARD FIDUCIARY TRUST CO.